FILED
 IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
 STATE OF NEVADA

    DEC 09 1997
No. C25237-97
   /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                               ARTICLES OF MERGER
                                       of
                  MID-WAY MEDICAL AND DIAGNOSTIC CENTER, INC.
                             (A Florida Corporation)
                                      into
                  MID-WAY MEDICAL AND DIAGNOSTIC CENTER, INC.
                             (A Nevada Corporation)


     The undersigned officers, the respective presidents and secretaries of Mid-Way Medical and Diagnostic Canter, Inc., a Florida corporation ("Mid-Way
(FL)"), and Mid-Way Medical and Diagnostic Center, Inc., a Nevada corporation ("Mid-Way (NV)"), hereby certfiy that the Plan and Agreement of Merger dated November 12, 1997, (hereinafter the "Plan") was approved by the shareholders of Mid-Way (FL) by a written consent dated November 12, 1997, and was approved by unanimous written consent of the sole shareholder of Mid-Way (NV) on November 12, 1997.

     1. The number of shares outstanding of each class of each corporation which were entitled to vote on the Plan, and the number of shares of each class of each corporation consenting and not consenting to the Plan, is as follows:


                                     Number of
                                     Shares              Number of Shares
                  Class              Outstanding    Consenting  Not Consenting
                  -----              -----------    ----------  --------------

Mid-Way (NV)      Common Stock
                  ($.001 par value)  10             10            -0-

Mid-Way (FL)      Common Stock       11,000,000     10,000,000    -0-
                  ($.00l par)


     2. The number of votes cast for the Plan by each constituent entity was sufficient for approval of the Plan. Each constituent entity has adopted the Plan of Merger.

     3. All of the presently outstanding shares of Mid-Way (NV) are owned and held by Mid-Way (FL)

     4. A copy of the complete executed Plan is attached hereto and incorporated herein.

     5. The  following  amendments to the Articles of  Incorporation  of Mid-Way
(NV) were duly approved by the shareholders of each constituent entity and are hereby made to the Articles of Incorporation of Mid-Way (NY):

     a. Amend Article I to read as follows: The name of the corporation shall be Ciro International, Inc.

     b. Amend Article VI to read as follows: The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum may be increased from time to time in the manner provided in the Bylaws. The initial Board of Directors shall consist of one person, the name and address of whom is set forth as follows: Murray A. Wilson. 445 Fifth Avenue, Room 1lA., New York, NY 10016.

     IN WITNESS WHEREOF, Mid-Way Medical and Diagnostic Center, Inc., a Florida corporation, and Mid-Way Medical and Diagnostic Center, Inc., a Nevada corporation have caused these Articles of Merger to be executed in their respective corporate names by their respective presidents and their respective secretaries this 1st day of December 1997.

Attest:                              Mid-Way Medical and Diagnostic Center. Inc.
                                     A Florida Corporation

/s/ David Cohen                      By /s/ David Cohen
-----------------------                ----------------------------------------
David Cohen, Secretary                 David Cohen, President


Attest:                              Mid-Way Medical and Diagnostic Center. Inc.
                                     A Nevada Corporation

/s/ David Cohen                      By /s/ David Cohen
-----------------------              ------------------------------------------
David Cohen, Secretary               David Cohen, President

State of  PA      )
                  ) ss.
County of Phila   )

     On the 2nd day of December 1997, personally appeared before me, a Notary Public David Cohen, the president and secretary, respectively, of Mid-Way Medical and Diagnostic Center Inc., a Florida corporation, and Mid-Way Medical and Diagnostic Center, Inc., a Nevada corporation, who acknowledged that he had executed the foregoing Articles of Merger.

                                                    /s/ Rachel Krantz Hanoufa
                                                    ---------------------------
                                                    NOTARY PUBLIC
                                                     [SEAL]
                                                   NOTARIAL SEAL
                                            RACHEL KRANTZ HANOUFA, Notary Public
                                             City of Philadelphia, Phila. County
                                             My Commission Expires Dec. 14, 1998


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